Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports Second Quarter 2008
Financial Results

BEDFORD, MASS. – July 24, 2008 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its second quarter ended June 30, 2008.

Revenues for the second quarter of 2008 were $6.2 million, a decrease of 4% compared to $6.4 million in the same quarter last year.  For the six months ended June 30, 2008, revenues decreased 2% to $12.0 million, compared to $12.2 million in the same period a year ago.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: aware@aware.com

Aware, Inc. Reports Second Quarter 2008 Financial Results	Page 2

The GAAP net loss for the second quarter of 2008 was $1.3 million, or $0.05 per diluted share, which included $0.4 million of stock-based compensation charges in accordance with the provisions of FAS 123(R). This compared to a GAAP net loss of $1.0 million, or $0.04 per diluted share, for the same period a year ago. GAAP net loss for the six months ended June 30, 2008 was $2.5 million, or $0.11 per share, compared to a net loss of $1.1 million, or $0.05 per share, for the same period a year ago.

The Non-GAAP net loss for the second quarter of 2008, excluding the effect of stock-based compensation, was $0.9 million, or $0.04 per diluted share.  For the six months ended June 30, 2008, the company had a non-GAAP net loss, excluding the effect of stock-based compensation, of $1.8 million, or $0.08 per share.

Michael Tzannes, Aware’s chief executive officer, said, “Biometrics revenues were at a record high, driven by strong software sales and continued growth in professional services.  Our presence as a software component provider for border control and secure credentialing applications has strengthened significantly over the past year.  Our DSL test and diagnostics hardware and software products have now been designed-in across numerous handheld and testhead supplier platforms.  In licensing, we are continuing with our plan to diversify into new opportunities, the most exciting of which is home networking in support of the ITU g.hn standard.”

Note:  Aware’s conference call will be broadcast live over the Internet today, July 24, 2008 at 5:00 p.m. Eastern Time.   To listen to the call, please go to www.aware.com/ir.  The conference call may also be heard by calling (719) 325-4776 and referencing the confirmation number 3829447.  A replay of the call will be archived on our website after the call.

About Aware

Aware is a leading technology supplier for the telecommunications industries. For more than ten years, Aware has pioneered innovations at telecommunications standards-setting organizations and continues to develop and market DSL silicon intellectual property and test and diagnostics products.  Its StratiPHY(tm) IP product line supports DSL standards, including ADSL2+ and VDSL2, and has been broadly licensed to leading semiconductor companies.  Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to help provision DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992.  Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging.  Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts. www.aware.com

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. The DSL factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, our DSL licensing and DSL test and diagnostic businesses depend upon a limited number of customers, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, our business could be harmed if our test and diagnostic hardware and software products have quality problems, we depend on a single source contract manufacturer for the manufacture of our DSL hardware products,  our manufacturing systems may not be adequate for our DSL test and diagnostics hardware products, we depend on single source suppliers for components in our DSL hardware products, and our business is subject to rapid technological change. The biometric factors include, but are not limited to: market acceptance of our biometric products, changes in contracting practices of government or law enforcement agencies, announcements or introductions of new products by our competitors, delays, failures or problems in our biometric products, problems in our biometrics services business, delays in the adoption of new industry biometric standards, and competitive pressures resulting in lower software product revenues. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and other reports and filings made with the Securities and Exchange Commission.

Aware, StratiPHY, and Dr. DSL are trademarks or registered trademarks of Aware, Inc.

Aware, Inc. Reports Second Quarter 2008 Financial Results	Page 3

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Product sales	$3,948	$3,771	$7,872	$7,236
Contract revenue	1,776	1,575	3,298	3,409
Royalties	443	1,083	874	1,584
Total revenue	6,167	6,429	12,044	12,229

Costs and expenses:
Cost of product sales (1)	624	1,690	1,448	2,186
Cost of contract revenue (1)	1,129	1,410	2,148	2,762
Research and development (1)	3,511	2,650	7,039	5,206
Selling and marketing (1)	1,186	999	2,155	1,872
General and administrative (1)	1,285	1,144	2,478	2,260
Total costs and expenses	7,735	7,893	15,268	14,286

Loss from operations	(1,568)	(1,464)	(3,224)	(2,057)
Interest income	315	503	698	1,008
Loss before provision for income taxes	(1,253)	(961)	(2,526)	(1,049)
Provision for income taxes	4	7	13	17
Net loss	$(1,257)	$(968)	$(2,539)	$(1,066)

Net loss per share – basic	$(0.05)	$(0.04)	$(0.11)	$(0.05)
Net loss per share – diluted	$(0.05)	$(0.04)	$(0.11)	$(0.05)

Weighted average shares – basic	23,869	23,715	23,875	23,687
Weighted average shares – diluted	23,869	23,715	23,875	23,687

(1)
Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (FAS 123(R)). The amounts in the tables above include stock-based compensation as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of product sales	$3	$2	$6	$4
Cost of contract revenue	26	43	60	79
Research and development	160	99	327	184
Sales and marketing	50	25	81	46
General and administrative	154	83	244	174
Total stock-based compensation costs	$393	$252	$718	$487

Aware, Inc. Reports Second Quarter 2008 Financial Results	Page 4

AWARE, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share data)
 (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP net loss	$(1,257)	$(968)	$(2,539)	$(1,066)
Stock-based compensation	393	252	718	487
Non-GAAP net loss	$(864)	$(716)	$(1,821)	$(579)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP net loss per share	$(0.05)	$(0.04)	$(0.11)	$(0.05)
Stock-based compensation	0.01	0.01	0.03	0.03
Non-GAAP net loss per share	$(0.04)	$(0.03)	$(0.08)	$(0.02)

Aware, Inc. Reports Second Quarter 2008 Financial Results	Page 5

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Cash and investments	$37,865	$38,549
Accounts receivable, net	5,694	7,661
Inventories, net	2,070	1,424
Property and equipment, net	7,723	7,872
Other assets, net	708	877

Total assets	$54,060	$56,383

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$2,760	$2,817

Long-term deferred revenue	330	330

Total stockholders’ equity	50,970	53,236

Total liabilities and stockholders’ equity	$54,060	$56,383

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